
                                              EXHIBIT 1
                                              ---------

                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
                      ---------------------------------------------------------------------------

                      Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc.,
                                       investment advisers in accordance with
                                           Section 240.13d -1(b) (1)(ii)(E)


                      The undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the securities filed for in this Schedule 13G.



                    Date:  February 12, 2004


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary
